Exhibit 99.1

Press Release

COTT PROVIDES DETAIL FOR ADJUSTED OPERATING PROFIT TARGET FOR 2008

TORONTO, July 31, 2008 — Cott Corporation (NYSE:COT; TSX:BCB), the world’s largest retailer brand soft drink provider, provided a list of items considered in arriving at management’s adjusted operating profit target for 2008.

CALCULATION OF ADJUSTED OPERATING PROFIT TARGET

During Cott’s second quarter earnings conference call this morning, there were questions regarding management’s calculation of adjusted operating profit. The attached table is provided to further assist with the understanding of management’s calculation.

“As we have previously communicated, we expect adjusted operating profit to increase 50% to 70% in 2008 over the baseline of $36.3 million in 2007,” commented Juan Figuereo, Cott’s CFO. “The attached table incorporates adjustments made by management in setting its 2008 targets.”

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COTT CORPORATION
Calculation of Management’s 2008 Adjusted Operating Profit Target
(in millions of US dollars)
Unaudited

	For the six months ended
	June 28, 2008	June 30, 2007
Operating income (loss)	$(6.9)	$21.8

Reconciling Items:
Restructuring	6.7	9.4
Asset Impairments	0.4	0.0

Adjusted operating income (loss)	$0.2	$31.2

Addbacks for management’s 2008 adjusted operating profit
Executive severance and transition costs	6.8	—
Interim CEO compensation in respect of share price	1.5	—
Accelerated amortization associated with trademark write-offs	2.4	—
Accelerated amortization associated with software	1.9	—
Accelerated depreciation and inventory write-off for vending operations	1.8	—

Management’s 2008 adjusted operating profit target	14.6	31.2

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About Cott Corporation

Cott Corporation is one of the world’s largest non-alcoholic beverage companies and the world’s largest retailer brand soft drink company. The Company commercializes its business in over 60 countries worldwide, with its principal markets being the United States, Canada, the United Kingdom and Mexico. Cott markets or supplies over 200 retailer and licensed brands, and Company-owned brands including Cott, RC, Vintage, Vess and So Clear. Its products include carbonated soft drinks, sparkling and flavored waters, energy drinks, sports drinks, juices, juice drinks and smoothies, ready-to-drink teas, and other non-carbonated beverages. The Company’s website is www.cott.com. The brand names and trademarks referenced in this press release are trademarks of Cott Corporation, its affiliated companies, customers, or other third parties.

Non-GAAP Measures

Cott supplements its reporting of operating income (loss) determined in accordance with GAAP by using adjusted operating income (loss) and adjusted operating profit. Management believes that certain charges are not pertinent to day-to-day operational decision making in the business. Therefore, Cott excludes these items from adjusted operating income (loss) and adjusted operating profit, in determining adjusted operating income (loss) and adjusted operating profit. The term adjusted operating income (loss) excludes restructuring, asset impairment and other charges. Cott excludes these items in order to more clearly focus on the factors it believes are pertinent to the daily management of the Company’s operations, and management uses these results to evaluate the impact of operational business decisions. The term adjusted operating profit excludes restructuring, asset impairment, executive severance and transition costs, interim CEO stock related compensation, accelerated amortization associated with trademark write-offs, estimated accelerated amortization associated with software and accelerated depreciation and inventory write-offs associated with Walmart vending operations. Cott excludes these items in order to more clearly focus on the factors it believes are pertinent to the daily management of the Company’s operations, and management uses these results to evaluate the impact of operational business decisions.

Since Cott uses these financial results in the management of its business, the Company believes this supplemental information is useful to investors for their independent evaluation and understanding of the performance of the Company’s management and its core business performance. Cott’s adjusted operating income (loss) and adjusted operating profit should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss) or any other amount determined in accordance with GAAP. Cott’s adjusted operating income (loss) and adjusted operating profit reflect management’s judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.

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Safe Harbor Statements

This press release contains or refers to forward-looking statements that are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to differ materially from those expected or projected in the forward-looking statements reflecting management’s current expectations regarding future results of operations, economic performance, financial condition and achievements of the Company. The forward-looking statements are based on assumptions that volume and revenue will be consistent with historical trends, that interest rates will remain constant and debt levels will decline, and, in certain cases, on management’s current plans and estimates. Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate.

These risks and uncertainties are detailed from time to time in the Company’s filings with the appropriate securities commissions, and include, without limitation, the stability of procurement costs of raw packaged materials, the changing nature of the North American business; our ability to successfully implement our cost reduction program, restore plant efficiencies and lower logistics and other costs; our ability to grow our business outside of North America, including new geographic areas; our ability to expand our business to new channels and products; our ability to recruit, retain, and integrate new management and a new management structure; loss of or reduction in sales to key customers, particularly Wal-Mart, and the commitment of our customers to their own Cott-supplied beverage programs; increases in competitor consolidations and other marketplace competition, particularly among manufacturers of branded beverage products; our ability to identify acquisition and alliance candidates and to integrate into our operations the businesses and product lines that we acquire or become allied with; our ability to secure additional production capacity either through acquisitions, or third party manufacturing arrangements; increase in interest rates; fluctuations in the cost and availability of beverage ingredients and packaging supplies, and our ability to maintain favorable arrangements and relationships with our suppliers; our ability to pass on increased costs to our customers and the impact those increased prices could have on our volumes; unseasonably cold or wet weather, which could reduce demand for our beverages; our ability to protect the intellectual property inherent in new and existing products; failure to remediate material weaknesses in our internal controls; adverse rulings, judgments or settlements in our existing litigation and regulatory reviews, and the possibility that additional litigation or regulatory reviews will be brought against us; product recalls or changes in or increased enforcement of the laws and regulations that affect our business; currency fluctuations that adversely affect the exchange between the U.S. dollar on the one hand and the pound sterling, the Canadian dollar, the Mexican peso and other currencies on the other hand; changes in tax laws and interpretations of tax laws; changes in consumer tastes and preferences and market demand for new and

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existing products and our ability to develop new products that appeal to changing consumer tastes; interruption in transportation systems, labor strikes, work stoppages and other interruptions or difficulties in the employment of labor or transportation in our markets; and changes in general economic and business conditions.

The foregoing list of factors is not exhaustive. The Company undertakes no obligation to publicly update or revise any forward-looking statements. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors, contained in the Company’s Annual Report on Form 10-K for the year ended December 29, 2007 and its quarterly reports on Form 10-Q, as well as other periodic reports filed with the securities commissions.

CONTACTS:

Edmund O’Keeffe	Tel: (905) 672-1900 x 19216
Kimball Chapman	Tel: (813) 313-1840

Website: www.cott.com